Exhibit 99.4
Bear Stearns ABS Series 2004-2
Aggregate Statement of Principal and Interest Distributions to
Certificateholders
for January 1, 2004 to December 31, 2004
Ending Principal
Class
Principal
Interest
Balance
R-1
50.00
0.00
0.00
R-2
50.00
0.00
0.00
A-1
7,264,251.89
402,193.84
60,735,748.11
A-2
13,727,299.51
557,113.13
86,110,700.49
A-3
0.00
181,701.16
28,662,000.00
A-4
8,012,042.52
322,459.72
51,987,957.48
A-5
0.00
100,591.67
15,000,000.00
A-IO
0.00
386,750.01
30,940,000.00
B
0.00
34,003.94
2,321,000.00
B-IO
640.68
1,419,823.12
282,927,524.92
M-1
0.00
77,112.36
11,293,000.00
M-2
0.00
142,815.44
15,006,000.00
M-3
0.00
135,986.46
9,282,000.00
R-3
50.00
0.00
0.00